SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) February 23, 2000
                                                         ----------------

                             U. S. Laboratories Inc.
                             -----------------------
               (Exact name of registrant as specified in charter)

         Delaware                     0-25339                  33-0586167
         --------                     -------                  ----------
(State or other jurisdiction       (Commission File)         (IRS Employer )
     of incorporation)                Number)               Identification No.

               7895 Convoy Court
                    Suite 18
             San Diego, California                             92111
             ---------------------                             -----
     (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code  (858) 715-5800
                                                    --------------
(Former name or former address, if changed since last report.)


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Item 2.   Acquisition or Disposition of Assets

          Unitek Technical Services, inc., a wholly owned subsidiary of U. S. Laboratories ("Unitek") entered into an asset purchase agreement dated as of February 22, 2000 to purchase certain and assume certain liabilities of Intertek, Inc. ("Intertek") in exchange for $1,600,000 in cash. Unitek used funds raised in U. S. Laboratories Inc. initial public offering in February 1999 for the purchase. The amount of consideration was determined based on arm's-length negotiations between Unitek and Intertek. The purpose of the acquisition is to expand the construction materials inspection and testing services offered by US Labs in the Southern California area.

          On February 22, 2000, US Labs issued a press release announcing the agreement, a copy of which is filed herewith as Exhibit 99.1.

Item 7.   Financial Statements and Exhibits

          The financial information required by Item 7 for the acquisition transaction described in Item 2 above is not currently available. The required financial information will be filed in an amendment to this Report under cover of Form 8-K/A as soon as practicable, but not later than April 21, 2000, which is the first business day 60 days after the date that this Report on Form 8-K is required to be filed.

          (c) Exhibits. The following documents are filed as exhibits to this report:

          2.1 Asset Purchase Agreement dated February 22, 2000 by Unitek Technical Services and Intertek, Inc.

          99.1 Press Release, dated February January 13, 2000, issued by US Labs announcing the agreement.


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                                   Signatures

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



U. S. Laboratories Inc.
(Registrant)


By:  /s/ Donald Alford
     -----------------
         Donald Alford
         Executive Vice President
           And Secretary

Date: March 7, 2000



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                                 Exhibits Index

       Exhibit                      Description

          2.1       Asset  Purchase   Agreement   dated  February  22,  2000  by
                    Intertek, Inc., and Unitek Technical Services, Inc.

          99.1 U. S. Laboratories Inc. Press Release dated February 28, 2000 announcing the acquisition.



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